UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 29, 2014

Main Street Capital Corporation

 (Exact name of registrant as specified in its charter)

Maryland	001-33723	41-2230745
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Post Oak Boulevard, Suite 800, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 350-6000

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Main Street Capital Corporation (“Main Street”) was held on May 29, 2014. There were present at the Annual Meeting in person or by proxy stockholders holding an aggregate of 34,628,724 shares of Main Street’s common stock, out of a total number of 39,913,794  shares of Main Street’s common stock issued and outstanding and entitled to vote at the Annual Meeting.  Stockholders were asked to consider and act upon:

•                  Proposal No. 1 — The election of each member of Main Street’s Board of Directors for a term of one year;

•                  Proposal No. 2 — A proposal to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2014; and

•                  Proposal No. 3 — A proposal to provide an advisory vote on executive compensation.

Proposal 1 — Election of Directors

All nominees for a one-year term as listed in our 2014 proxy statement were elected.  The following votes were taken in connection with this proposal:

Director Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Michael Appling, Jr.	14,133,863	135,355	151,839	20,207,667

Joseph E. Canon	14,110,123	157,280	153,652	20,207,669

Arthur L. French	13,991,345	277,307	152,405	20,207,667

J. Kevin Griffin	14,116,726	152,328	152,004	20,207,666

John E. Jackson	14,129,942	139,044	152,070	20,207,668

Vincent D. Foster	13,929,902	250,048	241,106	20,207,668

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Grant Thornton LLP as Main Street’s independent registered public accounting firm for the year ending December 31, 2014 was approved.   The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions

34,089,435	211,039	328,250

Proposal 3 — Advisory Vote on Executive Compensation

The proposal to approve, on an advisory basis, the compensation of our named executive officers was approved. The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,156,389	948,909	315,753	20,207,673

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Main Street Capital Corporation

Date: May 29, 2014	By:		/s/ Jason B. Beauvais
		Name:	Jason B. Beauvais
		Title:	General Counsel